Exhibit 99.1

CONSENT OF PIPER JAFFRAY & CO.

We hereby consent to the inclusion of our opinion letter dated December 19, 2014 as Annex D to, and to the reference thereto under the captions “SUMMARY—Opinion of Piper Jaffray & Co.,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Uroplasty Board of Directors; Uroplasty’s Reasons for the Merger” and “THE MERGER—Opinion of Uroplasty’s Financial Advisor” in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Uroplasty, Inc., Vision-Sciences, Inc. and Visor Merger Sub LLC, which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Vision-Sciences, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Piper Jaffray & Co.
Piper Jaffray & Co.

Minneapolis, Minnesota

January 27, 2015